UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2011

UNITED STATES OIL AND GAS CORP
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53971	26-0231090
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11782 Jollyville Road, Suite 211B
Austin, Texas 78759
 (Address of Principal Executive Offices)

(512) 464-1225
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sale of Equity Securities.

On January 21, 2011, United States Oil and Gas Corp (the “Company”) issued 10,000,000 shares of the Company’s common stock (the “Common Stock”) to one of its employees, Omar Plummer in consideration for services provided to the Company.

On February 1, 2011, the Company converted all outstanding principal and interest owed pursuant to a $25,000 Convertible Promissory Note issued in July 2010 into an aggregate of 20,833,333 shares of the Common Stock, at an average conversion price of $0.0012 per share.

On January 31, 2011, the Company entered into a Wrap-Around Agreement with Magna Group, LLC (“Magna”) that allowed Magna to convert $40,000 of Company debt held by Magna into shares of the Common Stock at a 40% discount to the average of the average trading prices in each of the five days prior to the day of requested conversion. On February 2, 2011, Magna converted the debt into 26,490,066 shares of the Common Stock.

On January 31, 2011, the Company entered into a Wrap-Around Agreement with LTP Consulting LLC, (“LTP”) that allowed LTP to convert $50,000 of Company debt held by LTP into shares of the Common Stock at a 50% discount to the average of the average trading prices in each of the five days prior to the day of requested conversion. On February 7, 2011, LTP converted the debt into 40,000,000 shares of the Common Stock.

On January 28, 2011, the Company accepted $10,000 from an accredited investor in exchange for a Convertible Promissory Note. The Note bears 10% interest, is due December 31, 2015, and is convertible into common stock of the company at a 20% discount. At the market price on January 28, 2011, the Note would convert into 5,000,000 shares of common stock.

On February 4, 2011, the Company accepted $25,000 from an accredited investor in exchange for a Convertible Promissory Note. The Note bears 10% interest, is due December 31, 2015, and is convertible into common stock of the company at a 20% discount. At the market price on February 4, 2011, the Note would convert into 12,019,231 shares of common stock.

The conversions were done from time to time over the dates set forth above but the issuance of Common Stock that required the filing of this Current Report on Form 8-K exceeded 5% of the aggregate shares outstanding on February 7, 2011. The issuance and sale of the Common Stock and the Convertible Promissory Notes was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act of 1933 and Regulation D promulgated under the Securities Act of 1933, as amended.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

(e)
On February 7, 2011, the Company entered into an Employment Agreement (the “Agreement”) with Alex Tawse, its President, Chief Executive Officer and principal financial officer. The Agreement is effective as of January 1, 2011.  Pursuant to the Agreement, Mr. Tawse will continue to serve as the Company’s President and Chief Executive Officer for a term of two years ending December 31, 2012. The Agreement replaces a previous agreement dated January 5, 2010. The Agreement provides that Mr. Tawse shall receive a monthly salary of $12,000; quarterly bonuses that will be determined by the Board of Directors; and three months severance pay if terminated without cause (as defined in the Agreement) during the Term.

The Agreement is filed herewith as Exhibit 10.1 and the terms of the Agreement are hereby incorporated into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement by and between Registrant and Alex Tawse dated February 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2011	UNITED STATES OIL AND GAS CORP

	By:	/S/ Alex Tawse
	Name:	Alex Tawse
	Its:	Chief Executive Officer